Exhibit 4(b)(6)

THIRD AMENDMENT TO

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

Reference is made to First Amended and Restated Credit Agreement dated as of March 31, 2003, as amended by the First Amendment to the First Amended and Restated Credit Agreement dated as of March 31, 2003 and Second Amendment to the First Amended and Restated Credit Agreement dated as of November 15, 2003 (sometimes collectively referred to as the “Agreement”), between GATEWAY PIPELINE COMPANY, a Texas corporation and GATEWAY PROCESSING COMPANY, a Texas corporation (collectively “Borrowers”), GATEWAY ENERGY CORPORATION, a Delaware corporation (“Guarantor”) and SOUTHWEST BANK OF TEXAS, N. A., a national banking association (the “Lender”), pursuant to which the Borrowers amended and restated, upon the terms and conditions therein stated, a One Million Five Hundred Thousand Dollars ($1,500,000.00) credit facility (“Loan”) with a Maturity Date of December 31, 2005,  subject to the conditions and covenants in the Agreement and Loan Documents.

RECITALS:

A.            The Borrowers have requested the Lender extend the interest only period, and restate and rearrange the amortization period, of the Loan.

B.            The Lender has approved Borrowers’ requests, subject to the conditions and covenants specified in this Third Amendment to First Amended and Restated Credit Agreement (the “Third Amendment”) and in the Loan Documents to be delivered contemporaneously with or pursuant to this Third Amendment.

THEREFORE, the Borrowers and the Lender hereby agree as follows, intending to be legally bound:

Section 1.               Definitions.  All capitalized terms shall have the meaning assigned to them in the Agreement, except as added, restated or otherwise defined herein below:

(a)           Agreement.  The definition of Agreement is hereby restated as follows:

“Agreement means the First Amended and Restated Credit Agreement, as amended by (a) the First Amendment to the First Amended and Restated Credit Agreement delivered as of July 31, 2003, but dated as of March 31, 2003, (a) the Second Amendment to the First Amended and Restated Credit Agreement delivered as of November 15, 2003 and (b) this Third Amendment, including the Schedules and Exhibits thereto, respectively, as the same may be amended or supplemented from time to time.

(b)    Third Amendment.  The following definition of Third Amendment is hereby added to the Agreement:

“Third Amendment means the Third Amendment to First Amended and Restated Credit Agreement dated as of March 31, 2004 by Borrowers and Guarantor to Lender.”

(c)           Loan Documents.  The definition of Loan Documents is hereby restated as follows:

“Loan Documents means (a) the Agreement, as amended by the Third Amendment and any certificates delivered in connection therewith, respectively, (b) any and all promissory notes (including, without limitation, the Note issued pursuant to the Third Amendment), the Security Documents and any and other agreements in favor of Lender now or hereafter delivered pursuant to the Agreement or the Third Amendment and (c) all future renewals, extensions, rearrangements or restatements of, or amendments or supplements to, any of the foregoing.

(d)           Madisonville Mortgage. The definition of Madisonville Mortgage is hereby restated as follows:

“Madisonville Mortgage means the First Amended and Restated Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of March 31, 2003, recorded in Volume 655, page 1 of the Real Property Records of Madison County, Texas, as amended by First Amendment to First Amended and Restated Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of March 31, 2003, and recorded in Volume 655, page 321 of the Official Public Records of Madison County, Texas, executed by Borrowers, as Mortgagor and Debtor, to A. Stephen Kennedy, as Trustee for the benefit of Lender, as Beneficiary, Mortgagee and Secured Party, and any amendment, extension, modification, renewal or supplement thereof, which (a) covers the Madisonville Gathering System and (b) partially amends, extends and restates (but does not discharge, novate or release)  the Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of August 31, 2002, and recorded in Volume 632, page 186 of the Official Public Records of Madison County, Texas, which was previously amended by (i) Second Loan Modification Agreement dated as of February 28, 2003, recording deferred, each of which was delivered by

Borrowers, as mortgagor and debtor, to A. Stephen Kennedy, as Trustee for the benefit of Lender, as holder and secured party, covering the Madisonville Gathering System.”

(e)           Note.  The definition of Note is hereby restated as follows:

“Note means (a) the promissory note dated as of March 31, 2004, in the original principal amount of One Million Five Hundred Thousand and No/100ths Dollars ($1,500,000.00), executed and delivered by Borrowers pursuant to the Third Amendment, which amends, rearranges, restates, renews and extends (but does not novate)  (i) Promissory Note dated as of March 31, 2003 made by Borrowers and payable to the order of Lender in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), (ii) Promissory Note dated March 31, 2003 made by Borrowers and payable to the order of Lender in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), (iii) Promissory Note dated August 31, 2002 made by Borrowers and payable to the order of Lender in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) and (iv) Promissory Note dated February 21, 2002 made by Borrowers and payable to the order of Lender in the original principal amount of One Million Five Hundred Thousand and No/100ths Dollars ($1,500,000.00) and (b) any amendment, rearrangement, restatement, renewal and extension of the Note.

Each of the foregoing definitions as used in the Loan Documents shall include the definition or exhibit as amended or restated hereby.

Section 2.  Amendments.  The Agreement is hereby amended and restated as follows:

(a)           Section 2.2 of the Agreement is hereby amended and restated as follows:

“2.2. Payments.  The Borrowers shall repay the principal and accrued but unpaid interest of the Loan advanced under the Agreement in seventeen (17) monthly installments, the first sixteen (16) installments shall be in the amount of Seventy Thousand and no/100ths Dollars ($70,000.00) each, and the last installment shall be in the amount of the then remaining unpaid principal balance of the Loan and all accrued but unpaid interest thereon.  The first monthly installment of principal and accrued but unpaid interest shall be due and payable on August 31, 2004 and a like installment shall be due and payable on each Payment Date thereafter until the Maturity Date, when the then remaining unpaid principal balance, and accrued but unpaid interest thereon, shall be due and payable in full. Each payment on the Obligations must be paid at Lender’s office, 5 Post Oak Park Place Office Building, 4400 Post Oak Parkway, Houston, Texas 77027, in funds which are or will be available for immediate use by Lender by 2:00 p.m. (Houston time) on the day due.  If any action is required or any payment is to be made on a day which is not a Business Day, then that action or payment may be delayed until the next succeeding Business Day.  Any extension of time shall be included in the computation of payments of interest and fees. All payments by the Borrowers of principal of and interest on the Loan, and of all fees and other amounts payable under any Loan Document, shall be payable without deduction for or on account of any present or future Taxes or other charges (excluding any franchise taxes or income taxes imposed on or measured by the overall net income, assets net worth or shareholders’ capital of Lender) levied or imposed by the United States of America (or by any political subdivision or taxing authority thereof or therein) through withholding or deduction with respect to any such payments.  If any Taxes or other charges are so levied or imposed, the Borrowers will make additional payments in such amounts so that every net payment of principal of and interest on the Obligations, and of all other amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future Taxes or other charges, will not be less than the amount provided for herein or therein.”

(b)           Sections 2.3 of the Agreement is hereby amended and restated as follows:

“2.3 Interest Rate and Payments.  The principal of the Loan advanced under the Agreement shall bear interest prior to the earlier of the Maturity Date, or Default, at a fixed rate of seven and one-quarter per cent (7.25%) per annum. The Borrowers shall pay accrued but unpaid interest on the principal advanced hereunder as follows: (a) the Borrowers shall pay interest only as it accrues on the Note beginning on March 31, 2004 and continuing on each Payment Date thereafter through July 31, 2004; and (b) the Borrowers shall pay installments of principal and interest as it accrues in accordance with Section 2.2 beginning on August 31, 2004 and continuing until the Maturity Date.”

(c)           Section 2.6 of the Agreement is hereby amended and restated as follows:

“2.6         Voluntary Prepayments.  Borrowers may, upon one Business Day’s notice, prepay the outstanding principal of the Loan prior to the Maturity Date, in whole or in part; provided, however if the entire principal balance of the Loan is repaid on or before (a) August 31, 2004, the Borrowers shall pay a prepayment fee equal to Sixteen Thousand and no/100ths Dollars ($16,000.00) or (b) the Maturity Date, the Borrowers shall pay a prepayment fee equal to the product of (i) One Thousand and no/100ths Dollars ($1,000.00) times (ii) the number of Payment Dates remaining until the Maturity Date as of the date that the Borrowers prepay the Loan. Borrowers shall pay the fee within ten (10) Business Days following the date that a prepayment fee becomes due. The Borrowers and Guarantor stipulate that any prepayment fee which may accrue pursuant to Section 2.6 is compensation to Lender for services performed separate and apart from the lending of money or the provision of credit pursuant to the Loan Documents. A notice of prepayment shall constitute a binding obligation of Borrowers to make a prepayment on the date stated therein.  Prepayments of principal of the Loan shall be applied to principal installments in inverse order of maturity, and may not be re-borrowed.”

Section 3. Conditions Precedent.  Borrowers acknowledge that the Lender’s obligations under this Third Amendment are conditioned upon Borrowers’ and Guarantor’s compliance with the conditions precedent set forth in Section 4 of the Agreement including, without limitation, delivery of Security Documents, material contracts, lien searches, evidence of title to Collateral and environmental information.

Section 4.               Representations.  The Borrowers represent and warrant that all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date, except (a) such representations that relate solely to an earlier date and that were true and correct on such earlier date, and (b) the breach or inaccuracy of representations and warranties about which the Lender has been notified in writing prior to the date of this Third Amendment.

Section 5.               Continued Force and Effect.  Except as specifically amended herein, all of the terms and conditions of the Agreement and all documents executed in connection therewith or contemplated thereby are and remain in full force and effect in accordance with their respective terms.  All of the terms used herein have the same meanings as set out in the Agreement, unless amended hereby or unless the context clearly requires otherwise.  References in the Agreement to the “Agreement,” the “Credit Agreement”, “hereof”, “herein” and words of similar import shall be deemed to be references to the Agreement as amended hereby.  Any reference in the Note or any of the Security Documents to the “Agreement” or the “Credit Agreement” shall be deemed to be references to the Agreement as amended through the date hereof.

Section 6.               Severability.  In the event any one or more provisions contained in the Agreement or this Third Amendment should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

Section 7.               Expenses.  The Borrowers agree to pay (a) a work fee of Two Thousand Five Hundred and no/100ths Dollars ($2,500.00 ) to Lender and (b) all out-of-pocket costs and expenses (including reasonable fees and expenses of legal counsel) of the Lender in connection with the preparation and enforcement of this Third Amendment.

Section 8.               Acknowledgment.  The Borrowers ratify and confirm that the Agreement, and the other Loan Documents executed in connection therewith, or pursuant thereto, are and remain in full force and effect in accordance with their respective terms and that the Collateral is unimpaired by this Third Amendment.  The officers of each of the Borrowers executing this Third Amendment, or any Loan Documents executed in connection with or contemplated by this Third Amendment, represent and warrant that they have full power and authority to execute and deliver this Third Amendment and the Loan Documents on behalf of each of the Borrowers, that such execution and delivery has been duly authorized by the Board of Directors of each of the Borrowers pursuant to resolutions delivered to Lender contemporaneously herewith and that the resolutions previously delivered to the Lender on March 31, 2003, in connection with the execution and delivery of the Agreement, are and remain in full force and effect and have not been altered, amended or repealed in anywise.

Section 9.               Governing Law.  This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas and, to the extent applicable, by federal law.

Section 10.             Affirmation of Security Interest.  The Borrowers hereby confirm and agree that (a) any and all Liens granted to or for the benefit of, or Collateral now or hereafter held by, the Lender as security for payment and performance of the Note is hereby renewed and carried forth to secure payment and performance of all of the Obligations; and (b) the Security Documents are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

Section 11.             ARBITRATION. THE BORROWERS, GUARANTOR AND LENDER AGREE THAT ALL DISPUTES, CLAIMS AND CONTROVERSIES BETWEEN THEM, OR ANY OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, WHETHER INDIVIDUAL, JOINT OR CLASS IN NATURE, ARISING FROM THIS THIRD AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING CONTRACT AND TORT DISPUTES) SHALL BE ARBITRATED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION UPON THE REQUEST OF ANY PARTY. NO ACT TO TAKE OR DISPOSE OF ANY COLLATERAL SECURING THE OBLIGATIONS SHALL CONSTITUTE A WAIVER OF THIS ARBITRATION PROVISION OR BE PROHIBITED BY THIS ARBITRATION PROVISION. THE FOREGOING INCLUDES OBTAINING INJUNCTIVE RELIEF OR A TEMPORARY RESTRAINING ORDER; INVOKING A POWER OF SALE UNDER ANY OF THE SECURITY DOCUMENTS; OBTAINING A WRIT OF ATTACHMENT OR THE IMPOSITION OF A RECEIVER; OR EXERCISING ANY RIGHTS RELATING TO PERSONAL PROPERTY, INCLUDING TAKING OR DISPOSING OF SUCH PROPERTY WITH OR WITHOUT JUDICIAL PROCESS PURSUANT TO ARTICLE 9 OF THE UCC. ANY DISPUTES, CLAIMS AND CONTROVERSIES CONCERNING THE LAWFULNESS OR REASONABLENESS OF ANY ACT OR EXERCISE OF ANY RIGHTS OR ANY RIGHT RELATING TO THE COLLATERAL SECURING THE OBLIGATIONS (INCLUDING, WITHOUT LIMITATION, ANY CLAIM TO RESCIND, REFORM OR OTHERWISE MODIFY ANY AGREEMENT RELATING TO THE COLLATERAL SECURING THE OBLIGATIONS) SHALL ALSO BE ARBITRATED; PROVIDED THAT NO ARBITRATOR SHALL HAVE THE RIGHT OR POWER TO ENJOIN OR RESTRAIN ANY ACT OF ANY PARTY.  JUDGMENT UPON ANY AWARD RENDERED BY ANY ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION; PROVIDED THAT NOTHING CONTAINED HEREIN SHALL BE DEEMED TO BE A WAIVER BY LENDER OF THE PROTECTIONS AFFORDED TO THE LENDER UNDER 12 USC § 91, TEX. FIN. CODE § 59.007, OR THE LAWS OF ANY OTHER STATE (TO THE EXTENT APPLICABLE TO THE LENDER) OR ANY OTHER PROTECTION PROVIDED TO THE LENDER BY THE LAWS OF THE STATE OF TEXAS OR THE UNITED STATES. THE STATUTE OF LIMITATIONS, OR ESTOPPEL, LACHES, WAIVER OR SIMILAR DOCTRINES THAT WOULD OTHERWISE BE APPLICABLE IN AN ACTION BROUGHT BY A PARTY SHALL BE APPLICABLE IN ANY ARBITRATION PROCEEDING AND THE COMMENCEMENT OF ANY ARBITRATION PROCEEDING SHALL BE DEEMED THE COMMENCEMENT OF AN ACTION FOR THESE PURPOSES. THE FEDERAL ARBITRATION ACT SHALL APPLY TO THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT OF THIS ARBITRATION PROVISION. IF THE FEDERAL ARBITRATION ACT IS

INAPPLICABLE TO ANY SUCH DISPUTE, CLAIM OR CONTROVERSY FOR ANY REASON, THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE TEXAS GENERAL ARBITRATION ACT, THIS ARBITRATION PROVISION AND THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

Section 12.             JURISDICTION AND VENUE. SUBJECT TO THE PROVISIONS OF SECTION 11, ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF RELATED TO OR FROM THIS THIRD AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN THE COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. IN THAT REGARD, THE BORROWERS AND GUARANTOR HEREBY SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCEWITH THIS SECTION.

Section 13.             Notice and Acknowledgment of No Oral Agreements.  To the extent allowed by law, the parties hereto agree to be bound by the terms of the following notice:

NOTICE:  THIS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THIS LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES RELATING TO THIS LOAN.

EXECUTED effective as of March 31, 2004.

Address:	BORROWERS:

One Allen Center	GATEWAY PIPELINE COMPANY
500 Dallas Street, Suite 2615
Houston, Texas 77002	By:
Phone: (713) 336-0844	Michael T. Fadden, President
Fax: (713) 336-0855

Address:	GATEWAY PIPELINE COMPANY

One Allen Center	By:
500 Dallas Street, Suite 2615		Michael T. Fadden, President
Houston, Texas 77002
Phone: (713) 336-0844
Fax: (713) 336-0855

Address:	SOUTHWEST BANK OF TEXAS, N.A.

5 Post Oak Park Office Building
4400 Post Oak Parkway	By:
Houston, Texas 77027	Name:	Kenneth R. Batson, III
Mail:	Title:	Assistant Vice President - Energy
P. O. Box 27459	Lending
Houston, Texas 77227-7459
Phone: (713) 232-1247
Fax: (713) 561-0345